Exhibit 2.2

AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (“Amendment”) is made this 22nd day of September, 2016 by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“LPLP”), LIBERTY COTTON CENTER, LLC, a Delaware limited liability company (“Cotton Center”), LP MALVERN LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Malvern”), and LIBERTY STONERIDGE, LLC, a Delaware limited liability company (“Stoneridge” and, together with LPLP, Cotton Center and Malvern, collectively herein referred to as “Seller”), each having an address at 500 Chesterfield Parkway, Malvern, PA 19355, and WPT LAND 2 LP, a Delaware limited partnership, having an address at 700 Dresher Road, Suite 150, Horsham, PA 19044 (“Buyer”).

BACKGROUND

A.                                    Seller and Purchaser have entered into a certain Agreement of Sale and Purchase dated July 22, 2016, (the “Agreement of Sale”), pursuant to which Seller agreed to sell certain properties and to lease certain other properties owned by it to Purchaser, and Purchaser agreed to purchase or lease, as the case may be, from Seller such properties, all of which such property is more fully described in the Agreement of Sale.

B.                                    The Seller and Purchaser desire to amend the Agreement of Sale to extend the Settlement Date from September 23, 2016 to September 28, 2016, as set forth below.

C.                                    Any capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Agreement of Sale.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.                                      Section 3 of the Agreement of Sale is hereby amended by deleting therefrom the first sentence of such Section in its entirety and by substituting therefor the following:

“Settlement will be held on September 28, 2016 (the “Settlement Date”) or on such earlier date as Buyer and Seller may mutually agree, by means of deposits and instructions with the Title Company (defined in subsection 4(a) below) consistent with the terms, conditions and requirements of this Agreement (“Settlement”).”

2.                                      Except as specifically amended by the foregoing, all of the terms, conditions, covenants and agreements in the Agreement of Sale shall remain unaltered and of full force and effect.  In the event of any conflict or inconsistency between the terms and provisions set forth in the Agreement of Sale and the terms and provisions set forth in this Amendment, the terms and provisions set forth herein shall control.

3.                                      This Amendment shall be governed and construed according to the laws of the Commonwealth of Pennsylvania.  This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

4.                                      This Amendment will become effective only after the full execution and delivery of this Amendment by Seller and Purchaser. Each Party agrees that it will not raise or assert as a defense to any obligation under this Amendment or make any claim that this Amendment is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

5.                                      This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as to any party whose signature appears thereon, and all of which when taken together shall constitute one and the same instrument.  The parties agree to accept and rely on electronic copies of signatures on this Amendment as originals.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be signed the day and year first above written.

Date: September 22, 2016	SELLER:

LIBERTY PROPERTY LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole general partner

	By:	/s/ Michael T. Hagan
		Name:	Michael T. Hagan
		Title:	Executive Vice President and Chief Investment Officer

	By:	/s/ Christopher J. Papa
		Name:	Christopher J. Papa
		Title:	Executive Vice President and Chief Financial Officer

LIBERTY COTTON CENTER, LLC

	By:	Liberty Property Limited Partnership, its sole member
	By:	Liberty Property Trust, its sole general partner

	By:	/s/ Michael T. Hagan
		Name:	Michael T. Hagan
		Title:	Executive Vice President and Chief Investment Officer

	By:	/s/ Christopher J. Papa
		Name:	Christopher J. Papa
		Title:	Executive Vice President and Chief Financial Officer

LP MALVERN LIMITED PARTNERSHIP

	By:	40 Liberty Boulevard, LLC, its sole general partner
	By:	Liberty Property Limited Partnership, its sole member
	By:	Liberty Property Trust, its sole general partner

	By:	/s/ Michael T. Hagan
		Name:	Michael T. Hagan
		Title:	Executive Vice President and Chief Investment Officer

	By:	/s/ Christopher J. Papa
		Name:	Christopher J. Papa
		Title:	Executive Vice President and Chief Financial Officer

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LIBERTY STONERIDGE, LLC

	By:	Liberty Property Limited Partnership, its sole member
	By:	Liberty Property Trust, its sole general partner

	By:	/s/ Michael T. Hagan
		Name:	Michael T. Hagan
		Title:	Executive Vice President and Chief Investment Officer

	By:	/s/ Christopher J. Papa
		Name:	Christopher J. Papa
		Title:	Executive Vice President and Chief Financial Officer

Date: September 22, 2016	BUYER:

WPT LAND 2 LP

	By:	WPT Land 2 GP LLC, its general partner

	By:	/s/ Roger W. Thomas
		Name:	Roger W. Thomas
		Title:	President & Chief Operating Officer